Exhibit 99.2

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

CORPORATE PARTICIPANTS

Ron Hubbard

Duke Realty Corporation - VP-IR

Denny Oklak

Duke Realty Corporation - Chairman and CEO

Christie Kelly

Duke Realty Corporation - CFO, EVP

CONFERENCE CALL PARTICIPANTS

Josh Attie

Citigroup-Analyst

Gabe Hilmoe

UBS-Analyst

Ross Nussbaum

UBS-Analyst

Ki Bin Kim

Macquarie Research Equities-Analyst

Sloan Bohlen

Goldman Sachs-Analyst

John Stewart

Green Street Advisors-Analyst

Brendan Maiorana

Wells Fargo Securities-Analyst

David Rodgers

RBC Capital Markets-Analyst

David Aubuchon

Robert W. Baird & Company, Inc.-Analyst

Vincent Chao

Deutsche Bank-Analyst

Michael Bilerman

Citigroup-Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty fourth-quarter and year-end earnings conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session. Instructions will be given to you at that time. (Operator Instructions). And as a reminder, today’s conference call is being recorded. I would now like to turn the conference over to Mr. Ron Hubbard. Please go ahead.

Ron Hubbard - Duke Realty Corporation - VP - IR

Thank you, Cynthia. Good afternoon, everyone, and welcome to our fourth-quarter earnings call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer, Christie Kelly, Executive Vice President and Chief Financial Officer, and Mark Denien, Chief Accounting Officer.

Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. For more information about those risk factors, we would refer you to our 10-K that we have on file with the SEC, dated February 25, 2011. Now, for our prepared statement, I will turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thank you, Ron, good afternoon, everyone. Today I will highlight some of our key accomplishments from our asset and operational strategies during the quarter and for the year. Christie will then address our financial performance and progress on our capital strategy. We will then share more details on our 2012 guidance.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Our solid operational performance and significant progress in repositioning the composition of the portfolio, consistent with our strategic plan, resulted in an outstanding year for Duke Realty. I’ll first touch a little bit on the overall market conditions we are experiencing, and how that is affecting our business. As the overall economy continues with this new normal recovery at slow growth rates, there continues to be a relatively modest demand for space across all product types, particularly suburban office. There has been virtually no new supply of space over the last few years, so even with only modest demand occupancies continue to increase, particularly in the industrial space.

The industrial sector continued to gain traction in the fourth quarter of 2011. Initial data from the holiday retail season indicates a better-than-expected growth in sales, consumer spending continues to surprise on the upside, and there has been a choppy yet steady upward improvement in supply chain and trade indicators over the last year. Recently, data has shown relatively strong growth in intermodal traffic across the country, and exports have ticked up as well. Both factors will help strengthen industrial demand if trends continue.

As a result, barring any global macroeconomic shocks to the economy, our outlook is for a continued yet slowly improving demand for warehouse space in our markets. We’re still having numerous discussions about potential industrial build-to-suit development opportunities, but our customers are slow to make commitments. We are hopeful that some of these discussions will turn into real deals as we move through 2012.

The suburban office environment is still slow to recover, as questions over the velocity of an economic recovery, business regulations, political uncertainty and overseas sovereign debt risk all still weigh heavily into labor and space decisions for our office tenants. Double-digit vacancies persist across the entire suburban office segment, and pricing power remains weak.

The medical office outlook continues to be solid. Hospitals and health systems are showing signs of needing more medical space on and off-campus in 2012, compared to the last couple years. Physician practices continue to join hospital systems, driving demand for modern, competitive space, that is typically on campus of the high-quality healthcare systems. This trend bodes well for us, given our experienced, highly-regarded medical office real estate platform, with deep health system relationships, coupled with the strength of our development platform. We have a solid pipeline of medical office development opportunities in various stages of negotiations.

With regard to rents, landlords are still not commanding much, if any, pricing power across industrial and suburban office, though vacancy is tightening for large class A industrial space, which should bode well for rental increases down the road, we in fact did see some meaningful growth in our industrial product in the fourth quarter. As for the operating results of our portfolio, overall occupancy was 90.7% at December 31, relatively flat for the quarter, yet up 160 basis points from year-end 2010 occupancy of 89.1%. We were pleased to be able to maintain this occupancy level, because as I mentioned on our last call, we had a few large expirations in the fourth quarter, including an 800,000 square foot industrial lease in Atlanta, and actually expected a slight decrease in occupancy. Better-than-expected leasing partially offset these expirations, which combined with the strong occupancy levels of our acquisitions, helped us achieve our overall occupancy performance.

Additionally, over the past two years, we’ve improved in-service occupancy 327 basis points from 87.4% to 90.7%. We signed over 24.5 million square feet of leases in 2011, including 5.1 million square feet during the fourth quarter. We also achieved a lease renewal rate of 78.5% for the fourth quarter. Our team did an excellent job in keeping existing tenants, and closing on new leases. Same property NOI for the 3 and 12 months ended December 31 was positive 4.7% and positive 3.2% respectively. Compared to original expectations, same-store results were roughly 200 basis points ahead of our optimistic expectations, primarily due to better than anticipated occupancy gains and our disposition of less productive assets.

Now, let me touch on some of the key results with each product type for the quarter. Our leasing activity was good in our industrial portfolio, as we signed over 3.9 million square feet of leases, and I am pleased to report that our industrial portfolio remained nearly 92% leased at year-end. Specifically, our Dallas industrial group completed 1.7 million square feet of leases during the quarter and 3.6 million square feet for the year, improving occupancy by over 700 basis points since the end of 2010. Our Indianapolis industrial team completed 2.8 million square feet of leasing for the year including 900,000 square feet in the fourth quarter.

Despite the challenging office sector fundamentals I previously mentioned, our team performed well in 2011, executing 5.3 million square feet of leases for the year, and over 1 million square feet in the fourth quarter, holding occupancy at 85.6% from year-end 2010.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Our medical office portfolio continues to produce strong results with over 600,000 square feet of leases signed during year. This leasing activity, coupled with our acquisitions and development successes, helped to improve our medical office occupancy by almost 500 basis points during the year to 89%. Furthermore, we have a positive acquisition and development momentum, as we head into 2012. We couldn’t be more pleased with the progress we made in our asset strategy during the year and the full quarter.

As you know, our asset strategy focused on the acquisition and development of high-quality industrial and medical office assets, and the reduction of our suburban office portfolio. In accordance with this strategy, we acquired $388 million of industrial and medical office assets, totaling over 4.8 million square feet in the fourth quarter, bringing total executed acquisitions to $747 million for the year. On the disposition side, proceeds from fourth-quarter dispositions were $1.1 billion and $1.6 billion for the year. We also started six new development projects during the year, totaling $202 million, at projected stabilized yields in the mid-7 range.

As you know, we are focused on acquiring highest-quality industrial and medical office assets and our closed acquisitions reflect that. In the fourth quarter, we acquired 16 industrial assets and 11 medical office assets, which are now all 100% leased. On the disposition front, we closed the major sale of our office portfolio to Blackstone. The transaction closed pretty much as reported to you last quarter. The closing of all these transactions in the fourth quarter had a major impact on our asset repositioning strategy. At year-end, our portfolio mix stands at 54% industrial, 33% suburban office, 9% medical office, and 4% retail. And, as you know, our goals are to be 60% industrial, 25% suburban office, and 15% medical office. Over the last 24 months-plus, we have moved both our office and industrial percentages nearly 20%. We’ve made significant progress on our asset strategy, well ahead of our timeframe of 2013.

Just a couple other points to make on the fourth quarter. We recorded an impairment charge of $12.9 million on our undeveloped land portfolio. This impairment was a result of a review of our land portfolio, post-completion of our Blackstone sale, and these impairments were primarily on land in those markets. The second point is that we recorded a severance charge of $3.4 million in the quarter. This charge related to an overall reduction in our Company staffing, as a result of the Blackstone sale, and our overall outlook for our needs in 2012. I’ll now turn our call over to Christie.

Christie Kelly - Duke Realty Corporation - CFO, EVP

Thanks very much, Denny, and good afternoon, everyone. Now I would like to provide an update on our 2011 financial performance and progress on our capital strategy. Despite the challenges we faced given our cloudy domestic economic climate, and the rippling effect of the European debt crisis, I am pleased to report that our fourth-quarter and year-end 2011 core FFO was $0.30 and a $1.15 per share respectively. We had another strong quarter and finish to the year, closing 2011 $0.01 ahead of consensus estimates for the quarter, and at the high-end of our guidance for the year.

As Denny mentioned earlier, as a result of our strong leasing performance, combined with the significant progress we’ve made our asset repositioning strategy, we were able to achieve 3.2% same-property NOI growth. As you can imagine, our team is focused on growing rents. Rents are holding, and we’re beginning to see some growth in rates. This metric was also helped by our asset repositioning strategy, including the Blackstone sale. December was strong, and we have a good level of activity heading into 2012. Bottom line, we delivered AFFO of $0.78 per share, which represents a healthy 87% dividend payout ratio and, ended the year with a much better CapEx to net effective rent profile than in years past. As a result of our asset strategy execution, again, we are positioned favorably going into 2012, as planned.

From a capital strategy perspective, we completed a very successful year in which we raised over $1.6 billion from asset sales. We were moved from negative to stable outlook with Moody’s, as we demonstrated our ability to execute and further strengthen our balance sheet, while working to improve coverage and leverage ratios. Specifically, we reduced unsecured debt by over $500 million and redeemed $110 million of our preferred Series N stock, which carried a 7.25% rate, all according to plan. We also further bolstered our liquidity by executing in an early renewal of our $850 million unsecured revolving credit facility, and increased the potential maximum facility size to $1.25 billion, at significantly lower cost, and extended the term for up to five years.

We also used the proceeds from our capital raising activities to further increase our investment in quality industrial and medical office acquisitions, as we planned. And, we closed the year with over $210 million in cash.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

As we look forward to 2012, we have $354 million of debt maturities, which we plan to repay through a combination of disposition proceeds and refinancing with long-term unsecured debt. Additionally, we plan to redeem our preferred Series M, which carries a 6.95% coupon, in alignment with our capital strategy objectives. And with that, I’ll turn it back over to Denny.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Christie. Yesterday, we announced a range for 2012 FFO per share with the midpoint of $1, and AFFO per share with a midpoint of $0.78. Last quarter on our call, at our meeting with many of you at NAREIT, we told you that the Blackstone transaction would be $0.10 to $0.12 dilutive to FFO per share and $0.02 to $0.03 dilutive to AFFO per share. Our FFO guidance is virtually in line with our prior communication, with the additional $0.02 to $0.03 representing a decrease in our service operations, primarily related to the wrap-up of our large third-party project with BRAC in DC, partially offset by additional leasing activity. Our AFFO guidance, which you know is what we focus on, is actually slightly better than we communicated during the last quarter, essentially equal to 2011. This guidance really reflects what we’ve been saying for the past two years. That our repositioning strategy would not be dilutive to us from an AFFO per share basis.

Now, for a few specifics on some of the key performance metrics outlined in the 2012 range of estimates we provided on our website yesterday. Our average portfolio occupancy range for 2012 is 89.5% to 92.5%. Lease expirations are relatively low this year, at 7%. Our guidance midpoint of 91% suggests we will continue to slowly improve our current occupancy levels, consistent with forecast of slow growth in the US economy. Same property NOI is projected at a range of positive 2.5% growth to a negative 1.5% decline. We have excellent performance on same property in 2011, so we are building off a bigger base. We again assume modest occupancy and rent growth in the core portfolio in 2012.

On the capital recycling front, we project proceeds from building dispositions in the range of $200 million to $300 million, and proceeds from land dispositions of $20 million to $30 million. Again, our disposition program will focus on suburban office assets and also some of our remaining retail. Acquisitions are projected in the range of $300 million to $500 million. We remain selective and focused on high-quality industrial and medical office assets. Construction and development starts are projected in the range of $300 million to $500 million. These will be industrial build-to-suit and medical office buildings. Construction volume in the range of $400 million to $600 million, the primary reduction compared to 2011 relates to the BRAC project, which is expected to be fully complete in early 2012. G&A expenses in the range of $38 million to $43 million. We have streamlined our overhead over the past years and as I mentioned, recently reduced overhead pursuant to the lower service volume and Blackstone portfolio sale transaction.

Once again, I would stress that we performed exceedingly well from an operational standpoint in 2011. We have also executed on our asset strategy by repositioning our portfolio in a major way, in high-quality bulk industrial assets and medical office properties, with no dilution to our AFFO per share. I think you will all agree this has been an impressive performance by the Duke Realty team. Thank you again for your support in 2011, and for joining us here today. Now, we will open it up for questions.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). Michael Bilerman, Citi.

Josh Attie - Citigroup - Analyst

Hi, thanks. It’s Josh Attie with Michael. Can you give us more detail on the fourth-quarter acquisitions? I knew you provided an aggregate stabilized yield of 6.7%, but can you talk about the industrial and medical office deals separately? In terms of yield and maybe price versus replacement cost?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Sure. Josh, once again, I think you really half to understand, and I know that you all do, what our focus is there. Again, this is new, modern, bulk facilities on the industrial side focused in the key distribution markets. Our acquisitions in the fourth quarter were primarily in Chicago and Dallas with one again additional building out in Southern California that was part of a bigger package. These are all, as we said, fully-leased, primarily on long-term leases to high-credit tenants. Therefore that’s in the range, the cap rate range that we disclosed. I would also say there is a huge difference in the cap rates on the bulk industrial and the medical office just because of the type of properties we are acquiring. On the medical office, most of the acquisitions were in Texas in the fourth quarter. Some in Houston, and a couple buildings in San Antonio with an expanding relationship with the Christus healthcare system. Again, all fully leased properties, long-term leases, significant hospital credit on all those properties.

Josh Attie - Citigroup - Analyst

How competitive are you finding the acquisition market?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I think the acquisition market for those type of properties is still very competitive but, we were, I think, fortunate to be able to do some of these in a relatively off-market way. With our connections that we have, obviously again, just within the whole industrial business, and then with our connections we have with the healthcare systems, we do - we are able do some of these in an off-market way, and I would say probably 50% of what we did was in the more off-market-type transactions. And just as an example, I mentioned the Christus transaction, where we did competitively bid a medical office building with them in San Antonio, and were the successful bidder, and then they came to us, and said asked us if we would like to acquire a portfolio of some properties down in Houston, in Katy, on one of their hospital campuses.

We ended up acquiring three properties down in Katy at what I would consider a below-market deal. We also acquired some medical office properties in Indiana, with the St. Francis Healthcare System, who we have an ongoing relationship with, that was not a marketed deal. We acquired another medical office building in Indianapolis from St. Vincent’s, which is part of the Ascension system. That was in off-market deal. So, we’re really using all of our resources to find the kind of deals we’re looking for, Josh.

Josh Attie - Citigroup - Analyst

And as you think about future acquisitions, how aggressively do you want to expand into some of the lower cap rate markets like Southern California?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I think we’ve continued to say that we want to have a presence in the Southern California market, but I think you know we’ve been very cautious and really moved very slowly there. We’ve only got two assets. Were going to continue to look at that market again as we really convert us to being a premier industrial REIT, and focused on the bulk industrial. We’ve said we really believe we need to have a presence in the Southern California market, because a lot of our customers do business there. And, if you want to do business with those customers in Southern California, you need to have that presence. Again, we’re not looking to go in there in a huge investment way, but we want to continue to have a presence and grow it slowly over time as we see good opportunities for us.

Josh Attie - Citigroup - Analyst

Okay, thank you very much.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Operator

Our next question will come from the line of Ross Nussbaum with UBS. Your line is open.

Gabe Hilmoe - UBS - Analyst

Hi, it is Gabe Hilmoe here with Ross. Just on the 2012 AFFO guidance, can you talk a little bit about expectations for leasing and maintenance CapEx, especially following the closing of the Blackstone sale?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Sure. As I think we’ve mentioned regularly, as we talk about our repositioning strategy, one of the reasons for repositioning out of the suburban office portfolio is that it’s very CapEx intense. I think you can see that again, we are really, as we now have much more industrial property, we would anticipate that capital expenditures, our second-generation releasing capital expenditures, overall from a Company point of view, to go down very significantly in 2012. And by very significantly, I think we can anticipate a decrease of 20% to 25% in the overall second-generation capital expenditures that we have to make as a Company. So, once again, when you think about that, I believe that our guidance really supports that. As we’ve said, the repositioning would be dilutive on an FFO basis, but virtually non-dilutive, flat to even maybe accretive on an AFFO basis, because of the reduction in the capital expenditures.

Gabe Hilmoe - UBS - Analyst

Okay. And then, Christie, I’m not sure if I could just quickly but on the preferred redemption, is that still expected to get done? Or is that no longer on the table?

Christie Kelly - Duke Realty Corporation - CFO, EVP

It is still expected to get done.

Gabe Hilmoe - UBS - Analyst

I think maybe Ross maybe had a follow-up as well?

Ross Nussbaum - UBS - Analyst

I’ve got two follow-ups for you. The first is with respect to your same-store NOI growth guidance for 2012, could you break out what the same-store revenue and same-store expense expectations are?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

We don’t have that actually in front of us, Ross, but I think you can — I think if you look at the statistics in the fourth-quarter results, again that portfolio that is showing up in our supplemental package now in the fourth quarter is really post the Blackstone sale. So in other words, those properties are out, because they were sold before the end of the quarter. So, I think if you look at the relative ratio of revenue and expense growth that we were showing in the fourth quarter, I think it would be similar to that. But, we can follow-up also and get you that information.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Ross Nussbaum - UBS - Analyst

No, I would appreciate it, only because when I look at fourth quarter numbers in particular the expense growth trend for the industrial portfolio is only up 1.3%. For office it was actually down year-over-year 1.9%, and those don’t look to me to be — I guess they help you in 2011, my guess is they’re not going to be as helpful in 2012, getting to the bottom line NOI number. Is that a fair guess?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think it gets to be more complicated than that because you have to look at — if you look at the industrial business, most of the tenants pay their expenses directly. There are just not a lot of expenses there, and the modest growth makes total sense to me. On the office side again, I think you have to look at kind of the combination of expenses, but again a lot of that gets passed through. So, you see some things in the expense side that also really have an effect on the revenue side, so in other words, expenses are going down, and I don’t have an answer for you immediately of why our fourth-quarter expenses went down a little bit. That means our revenue went down because we didn’t bill those back to the tenants, so I think it really has a corresponding effect, and the truth is, we internally here don’t pay a lot of attention to the components. We disclose that because you all like to look at them, but we don’t really pay a lot of attention, because we’re looking at the net bottom-line results.

Ross Nussbaum - UBS - Analyst

Okay, second question I don’t know if I missed this, did you comment on what your releasing spreads expectations are, particularly with your bulk industrial portfolio this year?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I don’t think I did mention that but I think when you look — I think in some of the comments in our prepared statement, we’re not looking for huge rental rate growth heading into 2012. I think we’ve done very well. If you look back quarter-by-quarter throughout 2012 and it’s laid out in the supplemental package, we’ve improved every quarter. We are starting to see some positive rent spreads on the industrial side, which I anticipate holding positive heading into 2012 but I don’t see huge increases again. So, I think we’ll see positive spreads in the 0% to 3% or 4% range. On the office, it just depends, what market we’re in, but I still think we’ll probably see some negative pressure, but again I don’t think those are going to be huge negative spreads but, in the 0% to 5% range. So, overall, I think with our mix of property now being much more industrial, we will sort of see an overall positive spread in 2010, but I don’t think it’s going to be a huge spread.

Ross Nussbaum - UBS - Analyst

And just to clarify, is that cash or GAAP you’re referring to?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

GAAP. We always look at net effective rents, so we take into account all the free rent periods.

Ross Nussbaum - UBS - Analyst

That’s what I thought. Okay, final question, I got couple of your investors asking me this morning, and I know it’s a small component of the portfolio, but on MOBs and retail, the same-store growth in the fourth quarter was off the charts. Was this just the occupancy gains or was there anything other than occupancy gains causing those?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

In the retail, it would have been occupancy gains and free rent burn off. A combination. In the MOBs, it’s mostly occupancy gains.

Ross Nussbaum - UBS - Analyst

Thank you.

Operator

Thank you. Our next question comes from the line of Ki Bin Kim with Macquarie. Your line is open.

Ki Bin Kim - Macquarie Research Equities - Analyst

Thank you. Going back to your guidance, could you provide cash same-store NOI growth expectations for 2012? And, could you also talk about, if you look at your expirations that are occurring, what vintage year is expiring for industrial and office on average?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

First of all, the same-store guidance we provided is cash. That’s how we report same-store. It’s all just a cash NOI basis. So, the numbers that we disclosed in our range of estimates is a cash basis. Second, as we mentioned, we’ve only got about 7% of our leases expiring this year. And on average, I would say those are between probably 4.5 and 6 years. Going back, that’s the average lease expiration term.

Ki Bin Kim - Macquarie Research Equities - Analyst

Okay and as a last question, how much G&A are you capitalizing, and given that your construction volume is coming down for construction services, how are you accounting for that, and how much of that can you possibly see come back into the income statement?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, none is going to come back to the income statement. It never has. I mean, we been holding, and we’ve been saying this, for probably the last four years at least, that we adjust our overhead costs accordingly to the right size of our business. As we go forward, and our business changes, we have no choice but to adjust our cost. I think that’s really being reflected by our G&A expense. When you look at it again over the last four years I would say that G&A has been relatively flat, we’ve actually got it to go down a little bit, but we’ve been anywhere from I would say $39 million to $43 million or $44 million consistently for the last four or five years. And, we pay quite a bit of attention to that. And, we adjust our total overhead structure to account for the changes within our business, and we will continue to that. So, that number is not going to fluctuate.

Ki Bin Kim - Macquarie Research Equities - Analyst

So you’re saying you don’t capitalize G&A just to be clear?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No. There is - some of our overhead is capitalized, no we don’t capitalize G&A we keep our G&A at the same level.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Ki Bin Kim - Macquarie Research Equities - Analyst

Okay, and I’m not sure if you talked about it, but what is the yield difference between what you’re going to buy and sell for 2012 roughly?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, what we’ve been saying again through this whole repositioning strategy, that we thought, that we believed on a cash on cash or AFFO basis, that our discussions and acquisitions would be within about 100 basis points, so it would be about 100 basis points or so, or maybe even a little less on – there would be a little bit of dilution going from the suburban office to the bulk industrial and medical office on an AFFO basis. And the truth is, if you go back to, I guess the about $2.5 billion or so of transactions on both the disposition and acquisition side, over the last two-plus years, it’s been right at about that 100 basis point dilution to move $2.5 billion of suburban office into the industrial and medical office.

Ki Bin Kim - Macquarie Research Equities - Analyst

All right. Thank you, guys.

Operator

Thank you. Our next question comes from the line of Sloan Bohlen with Goldman Sachs. Your line is open.

Sloan Bohlen - Goldman Sachs - Analyst

Hi there, good afternoon. Denny, just a question on the investment strategy for industrial. A lot of what you acquired was stabilized, but of course as the terms have increased, strong, particularly the fourth quarter, are you getting to the point yet that you would take lease up risks on an acquisition, or on the development side is there any markets that you would build out on spec?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

We’re really not focused on taking lease up risk on the acquisition side today. We really been focused on again both product types, but particularly the bulk industrial, of having newer assets with high-credit tenants, longer term leases, and I think that just helps balance our portfolio. We still have a fair amount of vacancy out there, we’re about 92% leased in our 107 million square feet of industrial. So we’ve still got some vacancy risk in that bulk industrial portfolio. And, we really aren’t inclined to add to that risk. What we have been saying for the past couple of quarters, as people started talking about spec industrial, we said generally speaking, we aren’t there yet, and I would still say we aren’t there yet. We are, as I mentioned, focused on a lot discussions on build-to-suit industrial properties. I would say we are sort of looking at a couple markets where spec industrial might make some sense later this year, but there would be nothing imminent from us on the spec industrial side.

Sloan Bohlen - Goldman Sachs - Analyst

Okay. And then, just a question on the office dispositions. Do you have anything in the market today, and then is the pricing fairly consistent with what you saw with the Blackstone transaction?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, we closed in January, about a $44 million or $45 million sale in Raleigh of some non-strategic assets. Were not getting out of Raleigh office, it’s a great market, but we have four or five just non-strategic assets that were either older assets or not in our core sub markets. We closed on that, and that pricing was very similar I think to the Blackstone pricing, maybe a little better, but close. We do have other properties in the market. Today, when you think about our office portfolio, it’s really concentrated first of all on the East Coast in Washington DC, Raleigh, and then southern Florida, over in Broward County. And, we’re really not looking to move any of that product other than what we just sold in Raleigh, and those markets again are still holding up well.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

The other three office markets basically we have today are St. Louis, Indianapolis, and Cincinnati with again just a little bit in Nashville, and for the most part, our targeted dispositions, we still have some to take us from that 33% down to the 25% those are going to be concentrated on some of our older assets, primarily in Cincinnati and St. Louis. And yes, we’ve got various packages that we are working on in getting out into the market and some packages that are already floating around in the market. So, we will continue to move in that direction.

Sloan Bohlen - Goldman Sachs - Analyst

That’s helpful. And then, just one quick one for Christie. Beyond the Series M redemption, is there any plans for further debt paydown over 2012?

Christie Kelly - Duke Realty Corporation - CFO, EVP

Yes, Sloan, we will definitely take a look at what we might able to do from a delevering perspective according to the capital strategy. So we’re very focused on achieving our targets that we set out to do here, and so you can expect more of that from us provided that we can execute in accordance with our asset strategy, as we’ve done in the past. And I think 2011 is a good example of what we’re able to do.

Sloan Bohlen - Goldman Sachs - Analyst

Okay, thank you, guys.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Sloan.

Operator

Thank you. Our next question will come from the line of John Stewart, with Green Street Advisors. Please go ahead.

John Stewart - Green Street Advisors - Analyst

Thank you. Denny, I just wanted to follow up on Josh Attie’s question on the yield split-out between the different property types in the fourth quarter. I know you disclosed the stabilized return of 6.74%, and then in your comments, you said that industrial was in the range. I wasn’t quite sure what range were referring to, and then if you — I didn’t catch if you split out where medical office came in?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

John, I didn’t really split that out, and I guess what I said is I think the range, the cap rates are pretty comparable for the quarter on those two property types. Maybe it’s 10 basis points lower for bulk industrial and 10 basis point higher for the medical office, but again, if you look at the profile of those properties again, basically 100% leased properties, new properties, high credit, today, the markets for the bulk industrial and medical office, the cap rates for those kind of properties are pretty darn close.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

John Stewart - Green Street Advisors - Analyst

Okay, that’s helpful. Thank you. And then just given that they’re almost entirely leased, what is the growth expectation, or your expected IRR on that series of acquisitions?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

We focus on acquiring properties that have, with the leases in place, that have rent bumps in them, so we’re generating future NOI growth in those properties, and virtually all of those properties have annual rent bumps in them, built into the existing leases, probably in the range of 2% to 3%, something on that an annual basis. So, that’s what you can expect from those acquisitions.

John Stewart - Green Street Advisors - Analyst

Okay. And, the three industrial asset sales that you highlighted in the press release during the quarter, I’m sure there was a story to them. How does that fit with the asset strategy?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

We have one building, I’m trying to get the list here, John, to remember, one building in Dallas I know was a vacant building, that was probably a 25 to 30-year-old building that we owned for many years since we first got into Dallas back in 1999, and so we sold that, and then we had in Indianapolis another 300,000 square feet building that again we built as a build-to-suit back in 1984 I believe. And, we had a user come in and acquire that building, and then we also sold a small portfolio of three, I’ll call them sort of flexi buildings up way north of Alpharetta, and Atlanta, and we just sold those, because we have nothing else close to those and they really weren’t the big bulk industrial buildings. So, again, as our gist strategically, we are always looking through the portfolio and seeing what it make sense to sell at any one time, and it’s a couple of those things that are either held for sale or lease. So, that’s similar to the one that we sold in Dallas.

John Stewart - Green Street Advisors - Analyst

That’s helpful, thank you. And then lastly, Christie, can you help us understand what’s the holdup on the Series M? You have something tied up with $200 million on the balance sheet. Why wouldn’t you just take that out today?

Christie Kelly - Duke Realty Corporation - CFO, EVP

Just timing, John. Nothing specific, and we’re also just looking opportunistically at what our net acquisition pipeline looked like, which I had indicated was quite strong. So just from a prudent perspective, we wanted to make sure that we were taking advantage of all the opportunities out there.

John Stewart - Green Street Advisors - Analyst

When should we expect to see that redemption?

Christie Kelly - Duke Realty Corporation - CFO, EVP

Shortly.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

John Stewart - Green Street Advisors - Analyst

Okay, thank you.

Operator

Thank you. Our next question comes from the line of Brendan Maiorana with Wells Fargo. Your line is open.

Brendan Maiorana - Wells Fargo Securities - Analyst

Thanks, good afternoon. Question for either Denny or Christie, looking at the guidance you guys had very low rollover, as you’ve highlighted, I think it’s only 7% for 2012. I was a little bit surprised that maybe occupancy wouldn’t move up higher, are you expecting either a low level of new leasing activity for 2012? Or, lower than average renewal rates for 2012?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, I think when you look at what our expectations are today, we’re kind of expecting the same sort of overall net absorption for 2012 that we had in 2011. And again, if you think about it we were up about 1%-plus, give or take in 2011. And, I think the guidance that we gave for 2012 shows us up about 1%. That’s still a pretty significant amount of net absorption, even with only 7% expiring, and we still have to do quite a bit of leasing to pick up that 1% when you got 140 million square foot portfolio now.

Brendan Maiorana - Wells Fargo Securities - Analyst

Is the renewal rate — what are you guys expecting for renewals overall? How does that kind of compare to where you guys have been in the past?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think you will see the renewal, first of all the overall actual renewal rate very similar to what we’ve had in the past. We always run 75% to 80%, we were down a little bit in the first part of last year, which we knew we were going to be, with a couple larger expirations on the industrial side but I think you’ll see us running at 70% to 80%. And then on the rental rate growth, as I mentioned a little earlier, I think mostly flat to slightly positive rental rate growth overall in 2012.

Brendan Maiorana - Wells Fargo Securities - Analyst

And then, Denny, forgive me if I’m missing something here, but aren’t you only kind of moving occupancy up 30 basis point or so? Aren’t you at around 90.7%, and you’re looking at 91% as average for 2012?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, I think it’s a little bit higher than that when you look, and you factor in some of the effects of some of our short-term leases and the month-to-month leases. We never know whether they are going to stay or not, Brendan, it’s really pretty closer to the 1% to 1.2%.

Brendan Maiorana - Wells Fargo Securities - Analyst

Sure. And then for the AFFO guidance, do you guys think that number is being helped out disproportionately because you’ve got low rollovers this year? Or, I mean I understand that it’s getting better because of the Blackstone transaction, and not having the 10 million square feet of suburban office this year versus last year, but on a kind of same-store basis, do you think that TIs and leasing commissions are going down on a comparable space basis? Do you think they’re static, do you think they are moving up? Can you give us any color on that?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I would say first of all, I mean, it’s helped maybe slightly by only having 7%, but we typically run what 11% — 10%, maybe 11% so it’s not a huge difference overall. I do think it’s being helped out obviously by the sale of the suburban office portfolio. But, what I would also say is generally speaking, the CapEx profile for us is improving more quickly on the bulk industrial side. So, the CapEx as a percent of net effective rent, the way we track it, is getting better on the industrial side much more quickly than it is on the office side, and now with a much smaller office portfolio, the trend is going to be better on that side for us.

Brendan Maiorana - Wells Fargo Securities-Analyst

Okay, that’s helpful. And just last one, on the land and the impairment, maybe I’m missing this, but it looked like the balance sheet, your land balance actually moved up by not much but maybe $300,000, $400,000, $500,000, something like that is that net of — did you acquire land in that quarter and is that net of the $12.9 million write-off?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, it’s all net. We did acquire just a small piece really in Dallas when — it came in connection with a couple building portfolio acquisition that we did, there was some land adjacent. The truth is we are virtually out a bulk industrial land in Dallas anyway and so it was a good acquisition on the land side for us there, up in Grapevine.

Brendan Maiorana -Wells Fargo Securities - Analyst

Right. So the land balance that you’re showing, I mean, the acquisition that you are showing strips out the land out of the basis right, so the 6.74% cap rate is exclusive of the land?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

That’s correct.

Brendan Maiorana - Wells Fargo Securities - Analyst

Okay and can you give us a sense, is that the 98 acres of land, or was there something more than that in acquisition in the quarter?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think that was it.

Christie Kelly - Duke Realty Corporation - CFO, EVP

That was it, I think, Brendan.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Brendan Maiorana -Wells Fargo Securities-Analyst

That was it, and it was about $13 million or so?

Denny Oklak -Duke Realty Corporation-Chairman and CEO

Yes, that sounds right.

Brendan Maiorana -Wells Fargo Securities-Analyst

Okay, thank you.

Operator

Our next question comes from the line of David Rodgers with RBC Capital Markets. Your line is open.

David Rodgers -RBC Capital Markets-Analyst

Denny, just following up on some of your comments earlier and some questions regarding speculative development in industrial. I think you know if you look at the class A large block space in a lot of your higher-quality markets, vacancies in those assets might be sub 5%, and when you compare what you’re buying to what you could build for today, how are off on the developing yield you are, and how rapidly has that been coming in, if at all, for that narrow subset of I guess what you would like to own going forward?

Denny Oklak -Duke Realty Corporation-Chairman and CEO

Sure, Dave. I would tell you first of all, starting at what we’ve been buying versus what we can build for, we’ve been paying a lot of attention to replacement cost, so I think we’ve been buying pretty close to replacement cost on all of our acquisitions, but particularly, we look at that on the bulk industrial side. So, it’s pretty close. And then I think, when you think about that, buying in say a high 6 cap rate for bulk industrial with a tenant in place, long-term leases, good locations, to take the spec development risk, you really need a couple hundred basis points above that before you are going to take that spec development risk. So, I don’t think rents are at the point where we are going to see that 200 basis point spread at this point in time, until we see a little more rent growth.

And there might be a couple markets or exceptions for that but not many, and then the other thing I would say is, what happens is, everybody starts looking at vacancy rates within the market and say okay, well when it gets to 5% or 6% or 4% vacancy, than we ought to start building. We pay attention to that, but the other thing we really look at is what’s the demand. So, you may be stabilized at a 5% or 6% vacancy, but there may not be a whole lot of demand behind that to fill up the vacant space. So, if anybody in our company wants to start a speculative development project, they better have a long list of prospects before they come talk to me about it. So, I think that’s the one piece people are missing today, is that backlog of great activity just still has not built up, like we would see in any kind of a normal time.

David Rodgers -RBC Capital Markets-Analyst

Okay and Christie a follow-up for you as well, and thanks for that color, Denny. An earlier comment you had made, Christie, I think related to taking out additional preferreds throughout the year and improving the balance sheet. You had made a comment, depending on what happens on the asset market, you would look to do more or less of that. It strikes me that perhaps you’re tracking more the long-term unsecured debt market or perhaps the term loan market. I’d love to know kind of where you be comfortable calling in those additional preferreds, given what’s happening in the various debt markets?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Christie Kelly - Duke Realty Corporation - CFO, EVP

Yes, I think, Dave, just to clarify I was specifically referring to unsecured and our activity to pay down unsecured maturities, and, as it relates to preferred, I would, love to be able to take down the Os, but we are unable to redeem those until 2013. And, I think just from that perspective, I’m comfortable with the level of preferreds that we currently have. As I stated previously, we have really been focused on taking down our more expensive preferreds, and as it relates to what we’re looking to do at the end, those are at 6.95%, and then we’ve taken down everything above that. And we’ll plan to do so with the others as well.

David Rodgers - RBC Capital Markets - Analyst

Great, thank you.

Operator

Thank you. Our next question comes from the line of Dave Aubuchon with Baird. Your line is open.

David Aubuchon - Robert W. Baird & Company, Inc. - Analyst

Thank you. Denny, you mentioned in your prepared remarks that you’re having a number of discussions with tenants about doing build-to-suit industrial projects but, tenants are still slow in making those decisions. Do you get a sense of what’s sort of holding those tenants up right now, because as you mentioned, it seems like the industrial metrics are sort of pushing the right way. Do you get a sense of again, what’s may be holding them up from making those decisions right now?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well I can’t say anything for sure, Dave, but my sense is it’s still just the uncertainty. Everybody is still — there’s still a fair amount of uncertainty with everybody about where their business is headed in 2012. Because things are not — as we keep saying, and we all know, things are just picking up, but there’s just not a lot of momentum behind us. And so, I think it’s just most companies are really taking a look, they’re monitoring it almost on a day-to-day basis, and really, being extremely cautious before they pull the trigger.

So, just for some perspective on that, in a normal time, on a bulk industrial build-to-suit building, your discussions my last two or three months from the time you start talking to somebody to the time you’re ready to sign a lease and get going. Today, these things are taking six or nine months. Then they may go on hold for three months and then they may come back and take another three months, so it’s just really a different environment and it’s a sense of cautiousness on the part of users, and I think just overall uncertainty as to where their businesses are going.

David Aubuchon - Robert W. Baird & Company, Inc. - Analyst

Then you said, just answering the previous question about how deep a demand pool that you would need to sort of start a speculative project, can you characterize how many tenants or how deep the pipeline is in the build-to-suit side right now? Could you see sort of a floodgate open if we did get a little bit more sustainability and confidence in the economy?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think where we are in the cycle in industrial is again, as I think somebody mentioned earlier in one of their questions, a lot of it — in most markets a lot of the large vacant blocks have been taken up So, if you are in most markets, if you’re looking for something over 0.5 million square feet, there aren’t a lot of choices, if any. If you look at the under 200,000 square feet, there are still a fair amount of choices out there. So, what’s going to happen is, as users come along, I think the first area you are going to see is build-to-suits in the larger spaces, because in most markets today, you’re not going to see developers go out and start an 800,000 square feet spec building, or 1 million square feet spec building.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

So at this point in the market when a user needs 600,000 square feet to 1 million square feet, it’s probably going to be a build-to-suit and again, I would tell you that the discussions that we are having with folks out there are all on the larger bulk industrial buildings, and so, again I think that’s where will see the build-to-suit activity, and then we’ll be see that build-to-suit activity for a period of time and then as the market and economy, if hopefully someday it gets back to more of a normal position, then you will see the build-to-suit level of activity decline, and the amount of spec building go up. Including on the larger spaces.

David Aubuchon - Robert W. Baird & Company, Inc. - Analyst

Okay, then my last question is the 800,000 square feet tenant in Atlanta that you lost, the industrial vacancy. Did you any specific commentary about what your leasing prospects are there to backfill that space?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, we’re talking to two or three people at least one for the entire space. So, it isn’t a huge backlog, but there’s some discussions going on.

David Aubuchon - Robert W. Baird & Company, Inc. - Analyst

That’s helpful, thank you.

Operator

Thank you. Our next question comes from the line of Vincent Chao, with Deutsche Bank. Your line is open.

Vincent Chao - Deutsche Bank - Analyst

Just a follow-up question on acquisition side, in light of the pipeline of deals that you’re tracking right now. And should we be thinking about the $300 million to $500 million coming earlier in the year or later in the year? And same thing on the disposition side. I said you know you had $45 million that closed early in January, but for the rest of the year, how should we be thinking about that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I guess first of all on the acquisition side, we did close about a $50 million medical office acquisition, also in the first month here. So, up in Chicago. So those kind of offset, and then if you look at the rest of them, I would say if you think about acquisitions, it’s probably going to be fairly balanced throughout the rest of the year. We’ve got discussions in progress and things going on now. But, I don’t see it weighted more heavily towards the first part of the year or the second part of the year. Dispositions, I think will probably be a little bit more weighted towards the second half of the year. But again, we’ve only — our guidance is, compared to obviously the past couple of years, our guidance on building disposition is somewhat more modest at $200 million to $300 million since we’ve already closed $44 million, wherever you put them isn’t going to have a huge effect.

Vincent Chao - Deutsche Bank - Analyst

Okay and then just on — going back, I thought I heard Christie, you mentioned looking to replace the pending mortgages with unsecured, was that correct? Did I hear that right?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Christie Kelly - Duke Realty Corporation - CFO, EVP

No, you didn’t, Vincent.

Vincent Chao - Deutsche Bank - Analyst

Right, so then in terms of the mortgage maturities is the plan there just to pay them off as they come due?

Christie Kelly - Duke Realty Corporation - CFO, EVP

Yes, pay them off, or extend maturities out another 10 years.

Vincent Chao - Deutsche Bank - Analyst

Okay.

Christie Kelly - Duke Realty Corporation - CFO, EVP

We’ve got some attractive 10 - year indicative pricing out there.

Vincent Chao - Deutsche Bank - Analyst

Okay. And, in thinking about the lease expirations, not very much this year in 2012, but from what you’ve seen, are there any quarters where you’re attracting some potential large move - outs, like you’ve had in a couple quarters here in 2011?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, not really. Even as you look to the whole year, there aren’t any real sizable lease expirations out there. I would say the largest one on the industrial side this year is probably 400,000 square feet range.

Vincent Chao - Deutsche Bank - Analyst

Okay. That’s helpful. Okay, I think that was it for me. Thanks.

Christie Kelly - Duke Realty Corporation - CFO, EVP

Thanks, Vincent.

Operator

Our next question comes from the line of Michael Bilerman, with Citi. Your line is open.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Michael Bilerman - Citigroup - Analyst

Yes, Denny, just wanted to come to the low-and-high, which you have deemed to be pessimistic and optimistic. Can you just sort of, as you think about that sort of terminology, what sort of economic growth is a pessimistic scenario that would move the Company towards the low end of guidance, and what’s sort of the optimistic scenario? I’m just trying to figure out that terminology of using that terminology in your guidance, what’s sort of driving that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Sure, Michael. I would first of all go back to probably our conversation, or what we were saying about a year ago. If you looked at a year ago, most economists and most folks were predicting for 2011, a 2.5% maybe 3% at the beginning of the year GDP growth. Quite honestly we weren’t that optimistic and unfortunately, we were, I think, closer than most people. We were kind of thinking in the 1.5% to 2% range and that’s really a lot closer to where we ended up.

Today, I think people again are probably in that 2% to 2.5% range. I think we’re probably in that range for, if you’re looking at the midpoint between the pessimistic and optimistic, in that 2% to 2.5% range. So to me, our pessimistic side would be is if we see very little GDP growth, so 0% to 0.5%. Our optimistic would be, if we probably see 2.5% to 3% because it doesn’t take as much on the upside to actually improve, because we’ve been cautious and cover ourselves on the downside, so it would have to fall further for us to get close to that bottom. So, those are the kind of numbers were thinking about, Michael.

Michael Bilerman - Citigroup - Analyst

I just want to clarify, within that occupancy line, there’s a bullet point that says upside to guidance driven by lease-up of portfolio, is that upside the optimistic end? I just didn’t know what that was in reference to.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes. I think that’s right. Upside between the midpoint and getting above the midpoint and at maybe even higher than the optimistic would be, really, we’d exceed our leasing expectations for the year.

Michael Bilerman - Citigroup - Analyst

And so, that’s both timing of when you get to a certain occupancy level, but also exceeding the 92.5% average occupancy for the year?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, definitely. And it really - you mentioned it here, but I just want to point out, timing of leasing on average occupancy is huge. So, again, the more leasing we get done in the first quarter, it just has obviously a huge multiplier effect on our average for the year. So, if we can see some really good, strong activity in the first quarter, then it certainly makes that optimistic side or above, a lot more achievable.

Michael Bilerman - Citigroup - Analyst

And these are, the 89.5% to 92.5%, was that your average in service occupancy on the total portfolio? I.e. 135 million square feet or just your share effectively of the joint ventures and the wholly-owned 110 million square feet?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

It’s at 100%.

Michael Bilerman - Citigroup - Analyst

100%. And so, just going back to Brendan’s question, so the 89.7% was the average, but you ended the year 90.7%. What you’re saying is embedded in that 90.7% is 75 BPs to 100 BPs of short-term leases that are going to come out of the portfolio at the beginning of the year?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, you’re exactly right, that there is 75 to 100 BPs of occupancy in the short-term. We never know when they’re going to come out, Michael, unfortunately. That just makes it hard to predict. So, our average guidance, the way we do it, assumes they come out sometime during the year. And probably earlier in the year rather than later, because if they are in every three months and they expire at the end of January or at the end of February, at this point in time, in that guidance, we are probably taking them out.

Michael Bilerman - Citigroup - Analyst

Right, so the reality is, even if you’re starting at 90.7%, it sounds like, even if you have some of these short-term leases, they are not coming out for a little while. To get down towards the bottom half of the guidance range would take a much more difficult leasing scenario, and you would have to lose a lot more and not retain as much tenants, even with a low rollover in which case getting to a 91.1% to the midpoint of the occupancy seems a very — a good target at least as a baseline?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes.

Christie Kelly - Duke Realty Corporation - CFO, EVP

That’s correct, Michael.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

And the only other comment I would make is, whatever we put what we call the pessimistic here, or downside, however you want to describe it, we’re also saying well, that could be affected on occupancy, but a number of these metrics, just by default. So, if tenants — we only have 7% of our portfolio leases expiring during the year, but if you get a couple tenant defaults in there, that could also have an effect on the average occupancy.

Michael Bilerman - Citigroup - Analyst

Correct. And then just last thing. You used to have and you stopped this at the beginning of 2010, your internal overhead cost summary where you broke out the G&A, both from what was P&L, what went to the services, what went to rental operations, and then how much you were capitalizing both for construction and development and what you capitalizing for internal leasing costs. Can you just give us a sense, because the last time you put out the numbers, you had about $20 million that was capitalized for construction and development, and about $25 million for internal leasing, that was back in 2009, where do those numbers shake out today for 2011, but also as you think about 2012?

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, let me talk about — I guess if I look at 2011, I think I would just relate this to you as to our total overhead pool, because as I mentioned earlier, I think when Ki Bin asked the question, our G&A has stayed relatively flat, and that’s the number we obviously monitor to make sure that we’re not at an overall overhead level that’s causing that G&A to go up. So, but just to put in perspective, I would say roughly 2010 and 2011 were relatively flat at an overall overhead basis. Heading into 2012 we’ve probably reduced our total overhead costs by probably $12 million to $15 million so, if you look at total overhead cost, that’s probably down.

We’re probably 30% to 35% below where we were, back in 2010, and dropped down some in 2011, and now it’s dropping down even further in 2012. So basically, what I’m getting at is if the overall overhead pool has dropped by that kind of percentage, and basically our G&A has stayed relatively flat, that means the amount of overhead we’re capitalizing has also dropped by the amount of our overall overhead reduction. If that made any sense. That complicated explanation I just gave you is one of the reasons we took that schedule out. You understand what I mean, Michael.

Michael Bilerman - Citigroup - Analyst

Yes, thank you.

Operator

Thank you, and we have a follow-up from the line of Dave Aubuchon with Baird. Your line is open.

David Aubuchon - Robert W. Baird & Company, Inc. - Analyst

Yes, thanks, just a quick follow-up. The $45 million-ish asset sale of the Raleigh assets that closed in January, is that already in the discontinued ops? That you had in Q4?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes.

Christie Kelly - Duke Realty Corporation - CFO, EVP

It is.

David Aubuchon - Robert W. Baird & Company, Inc. - Analyst

Okay, thanks.

Operator

Thank you, and we have no further questions at this time. Please continue.

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JANUARY 26, 2012 / 08:00PM GMT, DRE - Q4 2011 Duke Realty Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Okay, thank you everybody, and we will look forward to talking to you at the end of next quarter if we don’t see you at one of our meetings before then. Thanks.

Christie Kelly - Duke Realty Corporation - CFO, EVP

Take care, everyone.

Operator

Thank you. Ladies and gentlemen, that does conclude your conference call for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

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